Exhibit 10.63

Fossil, Inc.

Non-employee Director Compensation

Effective January 1, 2010

1.                                      Board of Directors

Annual Retainer	$37,200

In-person meeting fee	$1,395

Telephone meetings*	$930

2.                                      Audit Committee

Chair annual retainer	$18,600

Member retainer	$2,325

In-person meeting fee	$1,162

Telephone meetings*	$930

3.                                      Compensation Committee

Chair annual retainer	$9,300

Member retainer	$0

In-person meeting fee	$1,162

Telephone meetings*	$930

4.                                      Nominating and Corporate Governance Committee

Chair annual retainer	$6,975

Member retainer	$0

In-person meeting fee	$1,162

Telephone meetings*	$930

5.                                      Finance Committee

Chair annual retainer	$6,975

Member retainer	$0

In-person meeting fee	$1,162

Telephone meetings*	$930

All fees paid quarterly in arrears.  Payment shall be made for each committee meeting attended even if attending more than one committee meeting on the same day.

6.                                      Equity

2008 Long-Term Incentive Plan

Annual grant:  Grant of Restricted Stock Units with a Fair Market Value of $100,000.  Grant shall be made on the date of the Annual Stockholders Meeting and shall vest 100% on the earlier of (i) the date of the next following Annual Stockholders Meeting or (ii) one year from the Date of Grant.

Outside Directors appointed other than at an Annual Stockholders Meeting shall be granted effective as of the date of appointment a pro-rated number of Restricted Stock Units (pro-rated based on the number of days between the date such individual first became an Outside Director and the date that is one year from the immediately preceding annual stockholders meeting, over 365) that would have been granted to such individual if he or she had been elected as an Outside Director during the immediately preceding Annual Stockholders Meeting and shall vest 100% one year from the Date of Grant.

Terms used with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil, Inc. 2008 Long-Term Incentive Plan.